Exhibit 99.1

FOR IMMEDIATE RELEASE Metabolix, Inc. 21 Erie Street Cambridge, MA 02139 (617) 583-1700 www.metabolix.com

Investor Relations Contact: Kathleen Heaney ICR (203) 803-3585 ir@metabolix.com	Media Contact Brian Ruby ICR (203) 682-8200 Brian.ruby@icrinc.com

Metabolix Reports First Quarter 2008 Financial Results
and Provides Business Update

Cambridge, Massachusetts, May 7, 2008. Metabolix, Inc. (NASDAQ: MBLX), a bioscience company focused on developing clean, sustainable solutions for plastics, chemicals and energy, today reported financial results for the three months ended March 31, 2008.

The Company reported a net loss of $8.4 million or $0.37 per share for the first quarter of 2008 as compared to a net loss of $4.7 million or $0.22 per share for the first quarter of 2007.

The Company’s net cash used for operating activities during the first quarter in 2008 was $4.5 million, which compares to net cash used of $3.5 million for the comparable quarter in 2007.  Cash and short-term investments at March 31, 2008 totaled $105 million.

Richard Eno, President and Chief Executive Officer, commented, “We are very pleased with the continued progress that was made during the first quarter.  Our efforts during the first quarter remained focused on moving the Company closer to commercial production of MirelTM and developing additional platforms for growth.”  Mr. Eno added, “Since joining Metabolix in March, I have become even more impressed with the strength and breadth of its technology and look forward to leading the company through upcoming phases of growth.”

FIRST QUARTER 2008 FINANCIAL OVERVIEW

Metabolix used $4.5 million of cash in operating activities for the first quarter 2008, which compares to net cash used of $3.5 million for the comparable quarter in 2007.  Metabolix currently manages its finances with an emphasis on cash flow.  Net cash used in operating activities increased as the Company expanded its activities in sales and marketing, pre-commercial manufacturing, product development, branding and research.  The Company expects its net cash used in operating activities to increase in the future quarters as it expands its operations in advance of the full commercialization of Mirel and for the development of its longer term technology platforms.

The Company received $2.5 million in payments from ADM during the first quarter of 2008, of which $1.6 million was a scheduled support payment and the balance was for reimbursement of pre-commercial manufacturing expenses.  Payments from ADM are recorded as deferred revenue on the Company’s balance sheet.

Total revenue in the quarter was $0.4 million, of which $0.3 million was grant revenue.  The Company also recognized revenue from delivery of Mirel sample product.

For the three months ended March 31, 2008, total operating expenses were $10.0 million as compared to $6.7 million for the comparable quarter in 2007.

Research and development expenses were $5.9 million for the quarter ended March 31, 2008, up from $3.8 million for the comparable quarter in 2007.  This increase was primarily the result of expansion of product development activities associated with developing new product grades and formulations for prospective customers, increased pre-commercial manufacturing of Mirel to support market development activities, and increases in research and development personnel for polymer science and engineering to support our collaborative agreement with ADM.

Selling, general and administrative (“SG&A”) expenses were $4.1 million for the three months ended March 31, 2008 as compared to $2.8 million for the comparable quarter in 2007. The increase in SG&A expenses was primarily due to increased sales and marketing costs associated with building our sales and marketing infrastructure for the commercialization of Mirel.

Conference Call Info

Metabolix will host a conference call on Wednesday, May 7, 2008 at 4:30 p.m. Eastern Time to discuss these results.  Richard Eno, the Company’s President and Chief Executive Officer, and Joseph Hill, Chief Financial Officer, will be hosting the call.  The dial in number is 1-888-812-8569 or 1-913-312-0838 (international).  Passcode is 4878903.  The conference call will be webcast and can be accessed from the Company’s website at www.metabolix.com in the Investor Relations section.  For those who are unable to listen to the webcast live, a telephone replay will be available for one week beginning at 7:30 p.m. (Eastern Time) on May 7, 2008, and can be accessed by dialing 1-888-203-1112 or 1-719-457-0820 (international callers) and entering pin number 4878903.  In addition, the webcast will be archived on the Company’s website in the Investor Relations section.

About Metabolix

Founded in 1992, Metabolix, Inc. is an innovation driven bioscience company focused on providing sustainable solutions for the world’s needs for plastics, chemicals and energy. The Company is taking a systems approach, from gene to end product, integrating sophisticated biotechnology with advanced industrial practice. Metabolix is now developing and commercializing MirelTM bioplastics, a sustainable and biodegradable alternative to petroleum based plastics. Mirel is suitable for injection molding, cast and blown film, sheet, extrusion coating, and thermoforming. Metabolix is also developing a proprietary platform technology for co-producing plastics, chemicals and energy from crops such as switchgrass, oilseeds and sugarcane. For more information, please visit www.metabolix.com.

For more information, please visit www.metabolix.com. (MBLX-E)

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding completion of construction on the commercial manufacturing facility, timing of commencement of commercial production of Mirel™ bioplastics, commercial viability of Mirel, future financial performance and position, and management’s strategy, plans and objectives for future operations, product development, and research and development, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with:  the Company’s dependence on ADM for construction of the commercial manufacturing facility, ADM’s ability to complete construction of that facility on time and on budget, the ability of Metabolix and ADM to successfully manufacture Mirel at commercial scale and in a timely and economic manner, the Company’s ability to develop and successfully commercialize Mirel, its ability to obtain required regulatory approvals, market acceptance of Metabolix products, the Company’s ability to compete with petrochemical-based plastics, chemicals and energy and with other biobased products, its ability to generate future revenues, the success of its research and development programs, and other risks detailed in Metabolix’s filings with the Securities and Exchange Commission, including form 10-K for the year ended December 31, 2007, which was filed on March 13, 2008.  Metabolix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

METABOLIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED
(in thousands, except share and per share data)

	Three months ended March 31,

	2008	2007
Revenue:
Research and development revenue	$68	$—
License fee and royalty revenue from related parties	35	75
Grant revenue	301	354
Total revenue	404	429
Operating expenses:
Research and development expenses, including cost of revenue	5,934	3,808
Selling, general, and administrative expenses	4,097	2,847
Total operating expenses	10,031	6,655

Loss from operations	(9,627)	(6,226)

Other income:
Interest income, net	1,179	1,538

Net loss	$(8,448)	$(4,688)

Net loss per share:
Basic and Diluted	$(0.37)	$(0.22)

Number of shares used in per share calculations:
Basic and Diluted	22,648,740	21,430,893

METABOLIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED
(in thousands)

	March 31, 2008	December 31, 2007
Assets

Cash, cash equivalents and short-term investments	$104,831	$109,326
Other current assets.	1,615	2,220
Property and equipment, net	6,412	6,890
Restricted cash.	498	498
Other assets	70	70
Total assets	$113,426	$119,004

Liabilities and Stockholders’ Equity

Accounts payable and accrued liabilities	$3,595	$4,494
Other current liabilities	240	165
Other long term liabilities	923	963
Long-term deferred revenue	26,360	24,180
Total liabilities.	31,118	29,802
Total stockholders’ equity	82,308	89,202
Total liabilities and stockholders’ equity	$113,426	$119,004

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED
(in thousands)

	Three months ended March 31,
	2007	2006
Cash flows from operating activities
Net loss	$(8,448)	$(4,688)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	896	247
Charge for 401(k) company stock match	142	—
Stock-based compensation	1,081	517
Deferred revenue	2,575	104
Other operating assets and liabilities	(710)	330
Net cash used in operating activities	$(4,464)	$(3,490)

Cash flows from investing activities
Purchase of property and equipment	(379)	(530)
Net purchase, sale and maturity of short term investments	17,654	(1,366)
Net cash provided by (used in) investing activities	17,275	(1,896)

Cash flows from financing activities
Proceeds from exercise of options and warrants	158	65
Net cash provided by financing activities	158	65

Net increase (decrease) in cash and cash equivalents	12,969	(5,321)
Cash and cash equivalents at beginning of period	22,686	25,182
Cash and cash equivalents at end of period	$35,655	$19,861

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